EXHIIBIT 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is entered into as of March 13, 2025 (the “Effective Date”) by and between Authentic Holdings, Inc., a Nevada corporation (the “Issuer”) and Chris Giordano (the “Creditor”). The Creditor and the Issuer are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Creditor is the beneficial owner of various loans made to the Issuer as well as accrued compensation as its President, the aggregate amount of which, including all amounts due through the date of this Agreement is one million five hundred thousand ($1,500,000) United States dollars (collectively, the “Debt”). The Debt is listed in the attached Exhibit A;

B. The Issuer desires to cause the Debt to be repaid, and the obligations of the Issuer represented thereby to be cancelled, by exchanging the Debt for shares of the Issuer’s Series E Preferred Stock (the “Series E Preferred Stock”), shares of common stock, and a secured promissory note, in the form and substance of that attached hereto as Exhibit B, as set forth herein. The Certificate of Designation setting forth the terms, preferences, privileges, restrictions and limitations for the Series E Preferred Stock is attached hereto as Exhibit C;

D. The Creditor desires to acquire shares of the Series E Preferred Stock, shares of common stock, a royalty right in the net revenues of the Issuer’s subsidiary, and a secured promissory note in exchange for the satisfaction and cancellation of the Debt; and,

E. The Issuer and the Creditor are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Debt for the consideration stated herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Article 1

EXCHANGE OF STOCK AND DEBT SECURITIES

1.1 Exchange.

(a) The Creditor hereby agrees, subject to the terms and conditions set forth herein, to exchange the aggregate principal amount of the Debt, together with all interest thereon accrued up to but not including the effective date of such exchange, for fifty thousand nine hundred and ten (50,910) shares of the Issuer’s Series E Preferred Stock, three hundred and fifty million (350,000,000) shares of the Issuer’s common stock, and a secured promissory note issued by our company, in the principal amount of two hundred and twenty seven thousand two hundred and nine ($227,209) United States dollars (the “Debt Exchange”). The Creditor agrees with the terms, preferences, privileges, restrictions and limitations set forth in the Certificate of Designation for the Series E Preferred Stock in Exhibit B.

(b) Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place at a closing (the “Closing”) at such time, date or place as the Parties hereto may mutually agree upon. At the Closing, the Creditor shall deliver the Debt for cancellation and the Issuer shall deliver to the Creditor the aforementioned consideration for the Debt Exchange.

(c) The consideration for the Debt Exchange will be issued in full satisfaction and payment of the Debt, and from and after the consummation of the Debt Exchange the Debt shall represent solely the right to receive the consideration for the Debt Exchange. In the event that as a result of the Debt Exchange, fractional shares of Preferred Stock or common stock would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. The Issuer shall pay any documentary, stamp or similar issue or transfer tax due with respect to the Debt Exchange.

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1.2 Legend. Any certificate or certificates representing the Series E Preferred Stock or common stock (or any part thereof) will bear the following legend, together with any and all other legends as may be required pursuant to applicable law (and the Issuer may issue appropriate corresponding stop transfer instructions to any transfer agent for any of such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state law and may not be transferred, sold or otherwise disposed of unless registered under such act and applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

Such legend and the stop transfer instructions shall be removed and the Issuer shall issue a certificate representing such securities without such legend to the holder thereof if (i) such securities are registered under the Securities Act of 1933, or (ii) if such securities are sold pursuant to an exemption of the registration requirements of the Securities Act of 1933. In either case, the Creditor shall furnished to the Issuer evidence to such effect that Issuer finds reasonably satisfactory which may include, without limitation, an opinion of counsel reasonably acceptable to the Issuer (as to form and substance and counsel).

Article 2

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Creditor that:

2.1 Corporate Status. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2 Capitalization. The authorized capital stock of the Issuer consists of 2,501,000,000 shares, consisting of 2,500,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, of which 2,252,573,721 shares of common stock are outstanding and 600,000 shares of preferred stock are outstanding, consisting of 400,000 shares of Series B Preferred, 100,000 shares of Series C Preferred and 100,000 shares of Series D Preferred.

2.3 Power and Authority; Binding Agreement. The Issuer has the requisite corporate power and authority to execute and deliver, and when the Certificate of Designation for the Series E Preferred Stock has been adopted and filed with the Secretary of State of the State of Nevada, to perform its obligations under, this Agreement, and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchange. This Agreement has been duly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms.

2.4 Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the Articles of Incorporation or By-laws of the Issuer. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Issuer or any of its subsidiaries under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Issuer or any of its subsidiaries or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer or any of its subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of the Issuer and its subsidiaries taken as a whole or (y) the ability of the Issuer to perform its obligations under this Agreement.

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2.5 Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority is required by the Issuer in connection with the execution and delivery of this Agreement by the Issuer or the consummation by the Issuer of the Debt Exchange or the other transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Issuer.

2.6 Valid Issuance. When issued pursuant to this Agreement in connection with the Debt Exchange, the consideration for the Debt Exchange will be duly authorized, validly issued, fully paid and nonassessable, and the Creditor will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

The Creditor represents and warrants to the Issuer that:

3.1 Authority. The Creditor has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by the Creditor to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

3.2 Title to the Debt. The Creditor is the record and beneficial holder of the Debt and holds the Debt free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever. The Creditor represents and warrants to the Issuer that the Debt have not been assigned to any other party.

3.3 Investment Intent. Creditor is acquiring the shares being delivered to Creditor under this Agreement for its own account and with no present intention of distributing or selling any of them in violation of the Securities Act of 1933 or any applicable state securities law. Creditor is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment. Creditor has made an independent examination and investigation of an investment in the shares and the Issuer and has depended on the advice of its legal and financial advisors and agrees that the Issuer will not be responsible in any way whatsoever for the Creditor's decision to invest in the shares and the Issuer. Creditor (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the shares for an indefinite period of time. Creditor (i) is able to fend for itself in the Debt Exchange; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Creditor is representing and warranting that it is an "accredited Creditor" as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 Act. Creditor will not sell or otherwise dispose of any of such shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act of 1933 and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Creditor understands that the shares it is acquiring under this Agreement have not been registered under the Securities Act of 1933 by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and that the reliance of the Issuer on this exemption is predicated in part on these representations and warranties of Creditor. Creditor acknowledges and agrees that a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the shares and related stop transfer instructions will be noted in the transfer records of the Issuer and/or its transfer agent for the shares, and that such Creditor will not be permitted to sell, transfer or assign any of the shares acquired hereunder until such shares are registered or an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 is available.

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Article 4

CONDITIONS

4.1 Issuer’s Conditions. The obligations of the Issuer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Creditor set forth in Article 3 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise, required to be taken by the Creditor on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Creditor on or prior to the Closing shall have been obtained.

(c) The Creditor shall have delivered the Debt to the Issuer for cancellation.

(d) The Creditor shall have delivered to the Issuer such other documents, certificates or other information as the Issuer or its counsel may reasonably request.

(e) The Issuer hereby agrees that it shall cause its attorney, at the Creditor’s cost, to render any opinion letter requested by the Creditor to remove any and all restrictive legends from any common stock from conversion of the preferred shares, due to Creditor per the terms of this Agreement (the “Opinion Letter”). The Opinion Letter shall be issued to Creditor as required and requested by Creditor to be able to deposit any common stock from the conversion of the preferred shares into common stock, at Creditor’s broker of choice.

4.2 Creditor’s Conditions. The obligations of the Creditor to consummate the transaction contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Issuer set forth in Article 2 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise required to be taken by the Issuer on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Issuer on or prior to the Closing shall have been obtained.

(c) The Issuer shall have issued and delivered, or cause to be issued and delivered, to the Creditor, stock certificates, registered in the name of the Creditor, representing duly authorized, validly issued, fully paid and non-assessable Series E Preferred Stock and common stock.

(d) The Issuer shall have delivered to the Creditor the secured promissory note, and such other documents, certificates or other information as the Creditor or its counsel may reasonably request.

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Article 5

MISCELLANEOUS

5.2 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

5.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5 Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Nevada applicable to contracts executed in and to be fully performed in that state.

5.6 Confidentiality. Until the Issuer makes a press release or other public announcement about the Exchange, the Creditor will maintain the confidentiality of the Debt Exchange and the terms of the Debt Exchange.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Dated: March 13, 2025	“Issuer” Authentic Holdings, Inc., a Nevada corporation

Date	By:
	Name:	Paul Serbiak
	Title:	Chief Executive Officer

Dated: March 13, 2025	“Creditor”

Chris Giordano

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Exhibit A

$1,500,000

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Exhibit B

[Secured Promissory Note]

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Exhibit C

[Series E Preferred Stock Certificate of Designation]

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